STRATEGIC PARTNERS OPPORTUNITY FUNDS
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


			May 1st, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


	Re:	Strategic Partners Opportunity Funds (the Funds)
		File No. 811-09805


Ladies and Gentlemen:

		Please find enclosed the Annual Report on Form N-SAR for the Funds for the fiscal year ended February 28, 2006. This Form was filed using the EDGAR system.



								Very truly yours,



 /s/ Jonathan D. Shain
			Jonathan D. Shain
			Assistant Secretary

Enclosures


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of April 2006.








STRATEGIC PARTNERS OPPORTUNITY FUNDS



Witness:  /s/ George Chen 	By:  /s/ Jonathan D. Shain
                George Chen	        Jonathan D. Shain
		        Assistant Secretary

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